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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Amended Incentive Stock Plan, 1996 Director Option Plan and 1996 Employee Stock Purchase Plan of Microcide Pharmaceuticals, Inc. of our report dated February 9, 1999, with respect to the financial statements of Microcide Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.






                                        Ernst & Young LLP


Palo Alto, California
September 1, 1999